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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in (a) the Registratioin Statement of Dover Corporation on Form S-8 (File No. 33-45661), (b) the Registration Statement of Dover Corporation on Form S-8 (File No. 33-11229), and (c) the Registration Statement of Dover Corporation on Form S-8 (File No. 33-1419), of our report dated February 5, 1999, on our audits of the consolidated financial statements and financial statement schedule of Dover Corporation and subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

                                                PricewaterhouseCoopers LLP

New  York,  New York
March 26, 1999